EXHIBIT 10.44

AMENDMENT TO NEW PROMISSORY NOTE

WHEREAS Bright Mountain Media, Inc (“Borrower”) agreed pursuant to a New Promissory Note to pay to the order of Alex Khowaylo (“Lender”) $500,000 on December 31, 2017 together with accrued but unpaid interest from September 30, 2017, and

WHEREAS Borrower has requested and Lender has agreed to extend the Maturity Date to April 30, 2018.

NOW THEREFORE the parties have agreed as follows:

1.

The Maturity Date shall be extended until April 30, 2018

2.

In all other respects the terms and conditions of the New Promissory Note are ratified and confirmed.

IN WITNESS WHEREOF, the Borrower has signed this Amendment to the Promissory Note this 20th day of March, 2018 to be effective as of December 31, 2017.

BRIGHT MOUNTAIN MEDIA

/s/ W. Kip Speyer
W. KIP SPEYER, Chief Executive Officer